EXHIBIT 99.1
TIFFANY & CO.
NEWS RELEASE

Fifth Avenue & 57th Street	Contact:
New York, N.Y. 10022	Mark L. Aaron
(212) 230-5301
mark.aaron@tiffany.com
TIFFANY & CO. INITIATES EXCHANGE OFFER

New York, N.Y., April 10, 2015 - Tiffany & Co. (the “Company” or “Tiffany & Co.”) (NYSE: TIF) announced today its offer to exchange new registered notes for the outstanding unregistered notes that it issued in September 2014 in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

Under the exchange offer, Tiffany & Co. is offering to exchange (the “Exchange Offer”) up to (i) $250,000,000 aggregate principal amount of its outstanding $250,000,000 unregistered 3.800% Senior Notes due 2024 for a like principal amount of its new $250,000,000 3.800% Senior Notes due 2024 (the “2024 Exchange Notes”), and (ii) $300,000,000 aggregate principal amount of its outstanding $300,000,000 unregistered 4.900% Senior Notes due 2044 for a like principal amount of its new $300,000,000 4.900% Senior Notes due 2044 (the “2044 Exchange Notes” and, together with the 2024 Exchange Notes, the “Exchange Notes”). The sole purpose of the Exchange Offer is to fulfill Tiffany & Co.’s obligations under the registration rights agreement entered into with holders of the unregistered notes in connection with the September 2014 offering. Tiffany & Co. will not receive any proceeds from the issuance of the Exchange Notes.

The Exchange Offer will expire at 5 pm ET on May 8, 2015, unless extended (such date and time, as they may be extended, the “Expiration Date”). The settlement date for the Exchange Offer will occur promptly following the Expiration Date. The Exchange Offer is made only pursuant to Tiffany & Co.’s prospectus dated April 10, 2015, which has been filed with the United States Securities and Exchange Commission. Tiffany & Co. has not authorized any person to provide information other than as set forth in the prospectus.

This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Exchange Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Tiffany is the internationally-renowned jeweler founded in New York in 1837. Through its subsidiaries, Tiffany & Co. manufactures products and operates TIFFANY & CO. retail stores worldwide, and also engages in direct selling through Internet, catalog and business gift operations. For additional information, please visit www.tiffany.com or call our shareholder information line at 800-TIF-0110.

Cautionary Note Regarding Forward-Looking Statements

This news release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning, among other matters, the Company’s intention to offer its notes.

These forward-looking statements generally are indicated by words such as “intends,” “plans,” “expects” and other words and terms of similar meaning and expression in connection with any discussion of future actions. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such statements are based on management’s current plans and involve inherent risks, uncertainties and assumptions that could cause actual outcomes to differ materially from current goals, plans and expectations. The Company has disclosed important factors that it believes could cause actual results to differ materially from any forward-looking statements in the cautionary statements included in its 2015 Annual Report on Form 10-K, particularly under “Item 1A. Risk Factors.”

Although the Company believes it has been prudent in developing its plans, no assurance can be given that any goal or expectation set forth in forward-looking statements can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date of this news release. The Company undertakes no obligation to update any of the forward-looking information included in this news release, whether as a result of new information, future events, changes in expectations or otherwise.

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